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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported):  August 15, 1996


                                 MCLEOD, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



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            Delaware                                      0-20763                          58-421407240
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(State or Other Jurisdiction                           (Commission                        (IRS Employer
of Incorporation)                                      File Number)                       Identification
                                                                                          Number)


221 Third Avenue SE, Suite 500, Cedar Rapids, IA                                            52401
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(Address of Principal Executive Offices)                                                 (Zip Code)
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      Registrant's telephone number, including area code:  (319) 364-0000





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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

         On August 15, 1996, McLeod, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement") with Telecom*USA Publishing Group, Inc., an Iowa corporation ("Telecom"), pursuant to which a newly formed subsidiary of the Company will be merged with and into Telecom (the "Merger"), and Telecom will become a wholly owned subsidiary of the Company.

         Pursuant to the terms of the Agreement, (i) each outstanding share of common stock, no par value, of Telecom ("Telecom Common Stock") (other than shares identified in clause (ii) below and shares as to which dissenters' rights of appraisal have been perfected under Iowa law) will be converted into the right to receive $12.75 in cash, and (ii)(a) all the outstanding shares of Telecom Common Stock owned by Clark E. McLeod, Chairman, Chief Executive Officer, Director and stockholder of the Company, and his wife, Mary E. McLeod, (assuming exercise of all options and warrants to purchase Telecom Common
Stock, and conversion of all debentures convertible into Telecom Common Stock, owned by them) will be converted into the right to receive an aggregate of $13,598,417 and 192,308 shares of class A common stock, $0.01 par value of the Company (the "McLeod Common Stock") and (b) all the outstanding shares of Telecom Common Stock held by the Arthur Christoffersen IRA (Mr. Christoffersen is the President and Chief Executive Officer of Telecom) will be converted into the right to receive an aggregate of 44,135 shares of McLeod Common Stock. The Agreement also provides that the Company will have the option to pay an additional $5,000,008, in aggregate, to Clark and Mary McLeod and an additional $1,147,500 to Arthur Christoffersen IRA in lieu of issuing the McLeod Common Stock identified in clause (ii) above if the average of the closing price per share of McLeod Common Stock as quoted on The Nasdaq National Market and reported in The Wall Street Journal for the five days immediately preceding (but not including) the effective time of the Merger exceeds $32.50 per share.

         Consummation of the Merger is subject to the satisfaction of a number of conditions, including, but not limited to: (i) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of all applicable waiting periods thereunder; (ii) approval of the Agreement and the Merger by the shareholders of Telecom; (iii) the exercise of dissenters' rights in connection with the Merger by holders of not more than five percent of the outstanding shares of Telecom Common Stock; and (iv) certain other customary conditions. Clark E. McLeod, Mary E. McLeod, Arthur Christoffersen and certain other shareholders of Telecom, owning in the aggregate more than fifty percent of the outstanding shares of Telecom Common Stock, have entered into a Securityholders Agreement pursuant to which, among other things, such shareholders have agreed to vote their shares of Telecom Common Stock in favor of the Agreement and the Merger at a meeting of Telecom's shareholders.

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         The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

         (c) Exhibits.

2. Agreement and Plan of Reorganization, dated as of August 15, 1996, by and among Telecom*USA Publishing Group, Inc. and McLeod, Inc.

99.1 Press Release, dated August 15, 1996, regarding the agreement to acquire Telecom*USA Publishing Group, Inc.

99.2 Form of Securityholders Agreement, dated as of August 15, 1996, among McLeod, Inc., Telecom*USA Publishing Group, Inc. and certain shareholders of Telecom*USA Publishing Group, Inc.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  August 26, 1996                McLEOD, INC.



                                      By: /s/ BLAKE O. FISHER, JR.
                                         --------------------------------
                                          Blake O. Fisher, Jr.
                                          Chief Financial Officer and
                                           Treasurer





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                                EXHIBIT INDEX



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                                                                             PAGE NUMBER IN
EXHIBIT NUMBER            EXHIBIT                                    SEQUENTIAL NUMBERING SYSTEM
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    2.            Agreement and Plan of Reorganization, dated as of August 15,
                  1996, by and among Telecom*USA Publishing Group, Inc. and
                  McLeod, Inc.

    99.1 Press Release, dated August 15, 1996, regarding the agreement to acquire Telecom*USA Publishing Group, Inc.

    99.2 Form of Securityholders Agreement, dated as of August 15, 1996, among McLeod, Inc., Telecom*USA Publishing Group, Inc. and certain shareholders of Telecom*USA Publishing Group, Inc.

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